                                  EXHIBIT 23(a)

                Exhibit 23(a) - Consent of Independent Auditors


We consent to the incorporation by reference in this amended Annual Report (Form 10-K/A of Edison Brothers Stores, Inc. of our report dated March 8, 1995, included in the 1994 Annual Report to Stockholders of Edison Brothers Stores, Inc.

We also consent to the incorporation by reference in Registration Statements (Form S-8 Number 2-72334) pertaining to the Edison Brothers Stores, Inc. 1975 Stock Bonus Plan, (Form S-8 Number 2-84838) pertaining to the Edison Brothers Stores, Inc. 1982 Incentive Stock Option Plan, (Form S-8 Number 33-13297) pertaining to the Edison Brothers Stores, Inc. 1986 Stock Option Plan, and (Form S-8 Number 33-54754) pertaining to the Edison Brothers Stores, Inc. 1992 Stock Option Plan and in the related Prospectuses of our report dated March 8, 1995, with respect to the consolidated financial statements incorporated by reference and/or included in the amended Annual Report (Form 10-K/A) of Edison Brothers Stores, Inc. for the year ended January 28, 1995.


                                            /S/ ERNST & YOUNG LLP

St. Louis, Missouri
June 5, 1995